SECUREXCESS DECLARATIONS

SUBJECT TO THE PROVISIONS OF THE UNDERLYING INSURANCE, THIS POLICY MAY ONLY APPLY TO CLAIMS FIRST MADE AGAINST THE INSUREDS DURING THE POLICY PERIOD. THE LIMITS OF LIABILITY AVAILABLE TO PAY DAMAGES OR SETTLEMENT AMOUNTS SHALL BE REDUCED AND MAY BE TOTALLY EXHAUSTED BY PAYMENT OF DEFENSE COSTS. PLEASE READ THIS POLICY CAREFULLY.

COMPANY: Axis Insurance Company		POLICY NUMBER: MBN727586/01/2010

Item 1.	Policyholder:	Item 2. Policy Period:
All Fidelity Funds		a.	Inception Date July 1, 2010
82 Devonshire Street		b.	Expiration Date July 1, 2011
Mailstop F3D		Both dates at 12:01 a.m. at the
Boston, MA 02109		address listed in Item 1.
Item 3.	Limits of Liability (inclusive of defense costs):

a.	Maximum aggregate Limit of Liability for each Claim:

$5,000,000 representing 33%** part of $15,000,000 excess of $85,000,000 of Underlying Insurance

b.	Maximum aggregate Limit of Liability for all Claim(s) during the Policy Period for all Insurance Products:

$5,000,000 representing 33%** part of $15,000,000 excess of $85,000,000 of Underlying Insurance

**33% represents the Insurer's participation on a quota share basis of $0.33 of each dollar of limit of liability and premium expressed hereon and payments hereunder for this layer of insurance; subject always to the Insurer's maximum aggregate Limit of Liability for all Claims for all Insurance Products of $5,000,000.

Item 4.	Underlying Insurance and Insurance Products: See Endorsement No. 1

Item 5.	Endorsements Attached at Inception:	SE1000, MU1013, SE0427, MU7042 & MU7048.

Item 6.	Notices to Insurer:
Notice of Claim(s) To Be Sent To:		All Other Notices To Be Sent To:
Axis Financial Insurance Solutions Claims		Axis Financial Insurance Solutions
Address: Connell Corporate Park		Address: Connell Corporate Park
	300 Connell Drive	300 Connell Drive
	P.O. Box 357	P.O. Box 357
	Berkeley Heights, NJ 07922-0357	Berkeley Heights, NJ 07922-0357

Item 7.	Pending or Prior Claim Date: N/A	Item 8. Terrorism Coverage Premium:
N/A

SE 0103 (Ed. 0707)

Printed in USA

The Insurer has caused this Policy to be signed and attested by its authorized officers, but it shall not be valid unless also signed by another duly authorized representative of the Insurer.

October 6, 2010
Authorized Representative	Date

Gregory W. Springer President	Andrew Weissert Secretary

SE 0103 (Ed. 0707)

Printed in USA

SECUREXCESS POLICY

In consideration of the payment of the premium, and in reliance on all statements made in the application(s) for this Policy and the Underlying Insurance and all information provided to the Insurer and any or all of the Underlying Insurers, and subject to the provisions of this Policy, the Insurer and the Policyholder, on its own behalf and on behalf of all Insureds, agree as follows.

I.	INSURING AGREEMENT
	With	respect to each Insurance Product, the Insurer shall provide the Insureds with insurance during the
	Policy	Period excess of all applicable Underlying Insurance. Except as specifically set forth in the
	provisions	of this Policy, the insurance afforded hereunder shall apply in conformance with the provisions of
	the	applicable Primary Policy and, to the extent coverage is further limited or restricted thereby, to any other
	applicable	Underlying Insurance. In no event shall this Policy grant broader coverage than would be
	provided	by the most restrictive policy constituting part of the applicable Underlying Insurance.
	The	insurance afforded under this Policy shall apply only after all applicable Underlying Insurance with
	respect	to an Insurance Product has been exhausted by actual payment under such Underlying
	Insurance,	and shall only pay excess of any retention or deductible amounts provided in the Primary Policy
	and	other exhausted Underlying Insurance.
II.	DEFINITIONS
	A.	Claim(s) means the event(s) which take place during the Policy Period and which trigger(s) coverage under the insuring agreement(s) of the Underlying Insurance.
	B.	Insurance Product means each separate type of insurance identified as an "Insurance Product" in Endorsement No. 1 to this Policy.
	C.	Insured(s) means any person(s) or entity(ies) that may be entitled to coverage under the Primary Policy at its inception.
	D.	Insurer means the company identified as "Insurer" in the Declarations.
	E.	Policy Period means the period from the inception date to the expiration date of this Policy stated in Item 2. in the Declarations, or its earlier cancellation or termination date, if any.
	F.	Policyholder means the person(s) or entity(ies) identified in Item 1. in the Declarations.
	G.	Primary Policy means the specific policy identified as the "Primary Policy" under the applicable Insurance Product listed in Endorsement No. 1 to this Policy.
	H.	Sublimit means any Underlying Limits which:
		1.	applies only to a particular grant of coverage under such Underlying Insurance; and
		2.	reduces and is part of the otherwise applicable limits of liability of such Underlying Insurance set forth in Item 4 of the Declarations.
	I.	Underlying Insurance means each insurance policy which constitutes all or part of an Insurance Product, as scheduled in Endorsement No. 1 to this Policy.
	J.	Underlying Insurers means any or all of the companies who issued the policies of Underlying Insurance.
	K.	Underlying Limits means, with respect to each Insurance Product, an amount equal to the aggregate of all limits of liability for each Insurance Product stated in Endorsement No. 1 to this Policy, plus the

SE 0001 (Ed. 10 05)

Printed in U.S.A.

uninsured retention or deductible, if any, applicable to the Primary Policy under such Insurance Product.
III.	CONDITIONS OF COVERAGE
	A.	For purposes of determining when insurance under this Policy shall attach and the limitations under
		which	such insurance shall apply:
		1.	All of the Underlying Insurance in effect as of the inception date of the Policy Period shall be maintained in full effect with solvent insurers throughout the Policy Period except for any reduction or exhaustion of the Underlying Limits as provided in Section IV. below; and
		2.	All Insureds shall comply fully with all of the provisions of this Policy.
	B.	As a condition precedent to coverage under this Policy, the Insured shall give to the Insurer as soon as
		practicable,	but in no event later than thirty (30) days thereafter, written notice and the full particulars of i)
		the	exhaustion of the aggregate limit of liability of any Underlying Insurance, ii) any Underlying
		Insurance	not being maintained in full effect during the Policy Period, or iii) an Underlying Insurer
		becoming	subject to a receivership, liquidation, dissolution, rehabilitation or similar proceeding or being
		taken	over by any regulatory authority.
	C.	If during the Policy Period the provisions of the Primary Policy are changed in any manner, as a
		condition	precedent to coverage under this Policy, the Insured shall give written notice to the Insurer of
		the	full particulars of such change as soon as practicable but in no event later than thirty (30) days
		following	the effective date of such change. No amendment to any Primary Policy or Underlying
		Insurance	during the Policy Period shall be effective in broadening or extending the coverage afforded
		by	this Policy or extending or increasing the limits of liability afforded by this Policy unless the Insurer so
		agrees	in writing. The Insurer may, in its sole discretion, condition its agreement to follow any changes
		to	the Primary Policy or the Underlying Insurance on the Insured paying any additional premium
		required	by the Insurer for such change.
		As	soon as practicable, but in no event later than thirty (30) days thereafter, the Policyholder must give
		the	Insurer written notice of any additional or return premiums charged or allowed in connection with any
		Underlying	Insurance.
IV.	REDUCTION OR EXHAUSTION OF UNDERLYING LIMITS
	A.	If the Underlying Limits are partially reduced solely due to actual payment under the Underlying
		Insurance,	this Policy shall continue to apply as excess insurance over the remaining Underlying
Limits.
	B.	If the Underlying Limits are wholly exhausted solely due to actual payment under the Underlying
		Insurance,	this Policy shall continue to apply as primary insurance with respect to the applicable
		Insurance	Product(s) and the retention or deductible, if any, applicable under the Primary Policy(ies)
		shall	apply under this Policy.
	C	If any Underlying Limits are subject to a Sublimit then coverage hereunder shall not apply to any
		Claim	which is subject to such Sublimit, provided however, that the Underlying Limit shall be
		recognized	hereunder as depleted to the extent of any payment of such Claim subject to such Sublimit.
V.	LIMITS OF LIABILITY
	A.	The amount stated in Item 3.a. in the Declarations shall be the maximum limit of the Insurer's liability for
		each	Claim under the applicable Primary Policy, and shall be the maximum amount payable by the
		Insurer	under this Policy for a single Claim, which amount shall be part of, and not in addition to, the
		amount	stated in Item 3.b. in the Declarations.

SE 0001 (Ed. 10 05)

Printed in U.S.A.

	B.	The amount stated in Item 3.b. in the Declarations shall be the maximum aggregate amount payable by the Insurer under this Policy with respect to all Claims during the Policy Period for all Insurance Products.
	C.	This Policy does not provide coverage for any Claim not covered by the Underlying Insurance, and shall drop down only to the extent that payment is not made under the Underlying Insurance solely by reason of exhaustion of the Underlying Insurance through payments thereunder, and shall not drop down for any other reason. If any Underlying Insurer fails to make payments under such Underlying Insurance for any reason whatsoever, including without limitation the insolvency of such Underlying Insurer, then the Insureds shall be deemed to have retained any such amounts which are not so paid. If the Underlying Insurance is not so maintained, the Insurer shall not be liable under this Policy to a greater extent than it would have been had such Underlying Insurance been so maintained.
	D.	Payment by the Insurer of any amount, including but not limited to defense costs, shall reduce the limits of liability available under this Policy.
VI.	SETTLEMENTS AND DEFENSE
	A.	No Insured under this Policy may, without the Insurer's prior written consent, which consent shall not be unreasonably withheld, admit liability for or settle any matter for which insurance may be sought under this Policy.
	B.	The Insurer may, at its sole discretion, elect to participate in the investigation, defense and/or settlement of any claim under this Policy, regardless of whether the applicable Underlying Insurance has been exhausted.
	C.	The Insured, and not the Insurer, has the duty to defend all Claims under this Policy.
VII.	SUBROGATION
	A.	In the event of payment under this Policy, the Insurer shall be subrogated to all rights of recovery of each and all Insureds against any person or organization, and the Insureds shall do whatever is necessary to secure those rights to the satisfaction of the Insurer, including the execution of such documents necessary to enable the Insurer effectively to bring suit in the name of such Insureds.
	B.	Any amount recovered after payment under this Policy and any Underlying Insurance policies shall be apportioned among the Insurer and the Underlying Insurers net of the expense of such recovery in the reverse order of actual payment. The expenses attendant to such recovery shall be apportioned among those benefiting from the recovery in proportion to the amount of benefit to each party.
VIII.	AUTHORIZATION
	Except	as stated in paragraph IX.A. below, the Policyholder shall be the sole agent of all Insureds with
	respect	to all matters, including but not limited to giving and receiving notices and other communications,
	effecting	or accepting any endorsements to or notices of cancellation of this Policy, the payment of premium
	and	the receipt of any return premiums.
IX.	NOTICE
	A.	With respect to any Claim, situation that could give rise to a Claim, or other matter as to which insurance may be sought under this Policy, the Policyholder or any Insured must give the Insurer written notice contemporaneously with and in the identical manner required by the applicable Primary Policy.
	B.	All notices under this Policy shall be sent to the Insurer at the address set forth in Item 6. in the Declarations.

SE 0001 (Ed. 10 05)

Printed in U.S.A.

X.	MODIFICATION, CANCELLATION AND NONRENEWAL
	A.	No modification of this Policy shall be effective unless made by endorsement signed by an authorized representative of the Insurer.
	B.	The Policyholder may cancel this Policy at any time by written notice stating when thereafter such cancellation is to be effective.
	C.	The Insurer may cancel this Policy only for nonpayment of premium, and only by delivering or mailing to the Policyholder written notice stating when, not less than ten (10) days thereafter, such cancellation shall become effective. The delivery or mailing of such notice shall be sufficient proof thereof and this Policy and the Policy Period shall terminate at the date and hour specified in the notice.
	D.	The Insurer shall refund the unearned premium, computed at the customary short rate, if the Policy is cancelled by the Policyholder.
	E.	The Insurer shall have no obligation to renew this Policy upon its expiration. If the Insurer decides not to renew this Policy, the Insurer shall provide written notice to the Policyholder by messenger, express delivery or first class mail at least sixty (60) days prior to the expiration of the Policy.
XI.	EXCLUSIONS
	The	Insurer shall not be liable for any amount in any Claim taking place during the Policy Period and
	arising	under any Insurance Product, which is based upon, arising out of, directly or indirectly resulting
	from,	in consequence of or in any way involving:
	A.	Any demand, suit or other proceeding pending, or order, decree or judgment entered, against any Insured on or prior to the Pending or Prior Claim Date set forth in Item 7 of the Declarations or any wrongful act, fact, circumstance or situation underlying or alleged therein; or
	B.	Any other wrongful act, fact, circumstance or situation whenever occurring, which together with a wrongful act, fact, circumstance or situation described in (a) above are causally or logically interrelated by a common nexus.

SE 0001 (Ed. 10 05)

Printed in U.S.A.

Endorsement No. 1

Effective date of this endorsement: 12:01 a.m. on: July 1, 2010

To be attached to and form part of Policy Number: MBN727586/01/2010 Issued to: All Fidelity Funds By: Axis Insurance Company

SCHEDULE OF UNDERLYING INSURANCE AND INSURANCE PRODUCTS

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECUREXCESS POLICY

The Schedule of Underlying Insurance and Insurance Products is as follows:

A. Insurance Product:			Investment Company Bond
1	.	Primary Policy
		Insurer	Policy Number		Limits	Policy Period
		National Union Fire	01-986-29-38		$15,000,000	07/01/2010 - 07/01/2011
		Insurance Company of
		Pittsburgh, PA
2	.	Other Underlying Policies
		Insurer	Policy Number		Limits	Policy Period
		Westchester Fire	DOX G21661612 005		$10,000,000	07/01/2010 - 07/01/2011
		Insurance Company
		Everest Indemnity	FL5FD00012-101		$10,000,000	07/01/2010 - 07/01/2011
		Insurance Company
		ICI Mutual Insurance	87153110	D	$15,000,000	07/01/2010 - 07/01/2011
		Company
		Endurance Specialty	P008816003		$15,000,000	07/01/2010 - 07/01/2011
		Insurance Ltd
		St. Paul Mercury	469PB0983		$10,000,000	07/01/2010 - 07/01/2011
		Insurance Company
		Continental Casualty	287273571		$10,000,000	07/01/2010 - 07/01/2011
		Company

All other provisions remain unchanged.

Authorized Representative

October 6, 2010

Date

SE 1000 (Ed. 0203)

Printed in USA

Endorsement No. 2

Effective date of this endorsement: 12:01 a.m. on July 1, 2010

To be attached to and form part of Policy Number: MBN727586/01/2010 Issued to: All Fidelity Funds By: Axis Insurance Company

TIE IN LIMITS ENDORSEMENT

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECUREXCESS POLICY

In consideration of the premium charged, the Insureds and the Insurer hereby agree that this Policy has been issued in conjunction with Axis Insurance Company – MBN741646/01/2010 (the "Other Policy(ies)") with the intention that this Policy and all the Other Policy(ies) would share a single aggregate limit of liability. Accordingly, any payments by the Insurer under this Policy shall reduce, and possibly exhaust, the limit of liability available for the payment of claims under the Other Policy(ies).

Similarly, any payments by the Insurer or an affiliate thereof under the Other Policy(ies) shall reduce and possibly exhaust the limit of liability available for the payment of Claims under this Policy.

In all events, the Insurer's maximum limit of liability under this Policy is $5,000,000. Additionally, when the sum total of Claims paid under this Policy and claims under the Other Policy(ies), equals $5,000,000, then the Insurer's obligations under this Policy as well as all of the Other Policy(ies) shall be completed fulfilled and extinguished.

All other provisions remain unchanged.

Authorized Representative

October 6, 2010
_______________________________________
Date

MU 1013 (Ed. 2/2003)

Printed in USA

Endorsement No. 3

Effective date of this endorsement: 12:01 a.m. on July 1, 2010

To be attached to and form part of Policy Number: MBN727586/01/2010 Issued to: All Fidelity Funds By: Axis Insurance Company

MASSACHUSETTS AMENDATORY ENDORSEMENT

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECUREXCESS POLICY

1.	Section X. MODIFICATION, CANCELLATION AND NONRENEWAL, paragraph B. is amended by the addition of the following:
Such notice of cancellation shall be delivered or mailed by first class mail, postage prepaid.
2.	Section X. MODIFICATION, CANCELLATION AND NONRENEWAL, paragraph C. is deleted and replaced by the following:

The Insurer may cancel this Policy only for nonpayment of premium, and only by delivering or mailing to the Policyholder written notice stating when, not less than ten (10) days thereafter, such cancellation shall become effective. The notice of cancellation shall be delivered to the Policyholder, or be left at its last address as shown on the Insurer’s records or, if its records contain no such address, at its last address known to the Insurer, or be mailed to the address of the Policyholder by first class mail, postage prepaid. No written notice of cancellation shall be deemed effective when mailed by the Insurer unless the Insurer obtains a certificate of mailing receipt from the U.S. Postal Service showing the name and address of the Policyholder as stated in the Policy. The affidavit of any officer, agent or employee of the Insurer, duly authorized for that purpose, that such notice has been served shall be prima facie evidence that cancellation has been duly effected. If the Policy is made payable to a mortgagee or any person other than the Policyholder, notice must also be given to the mortgagee or other person in the manner provided above.

All other provisions remain unchanged.

Authorized Representative

October 6, 2010
______________________________________
Date

SE 0427 (Ed. 1005)

Printed in U.S.A.

Endorsement No. 4

Effective date of this endorsement: 12:01 a.m. on July 1, 2010

To be attached to and form part of Policy Number: MBN727586/01/2010 Issued to: All Fidelity Funds By: Axis Insurance Company

POLICYHOLDER NOTICE – MASSACHUSETTS

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

This endorsement modifies insurance provided under the following:

SECUREXCESS POLICY

IMPORTANT NOTICE TO ALL MASSACHUSETTS POLICYHOLDERS:

In the event of a complaint, please contact us at:

Axis U.S. Insurance
Legal Department
11680 Great Oaks Way
Suite 500
Alpharetta, Georgia 30022
Fax No.: 1 (678) 746-9317

If you have been unable to contact or obtain satisfaction from the Insurer, you may contact the Massachusetts Division of Insurance to obtain information or make a complaint at:

Commonwealth of Massachusetts
Division of Insurance
One South Station, 5th Floor
Boston, MA 02110-2208

MU 7042 (Ed. 04 05)

AXIS Insurance Company

303 West Madison
Suite 500
Chicago, IL 60606

MU 7048 (Ed. 0306)

Printed in USA